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Exhibit 32.1

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATION

        Each of the undersigned hereby certifies, for the purposes of section 1350 of Chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of The Sports Authority, Inc., that, to his knowledge, the Annual Report of The Sports Authority, Inc. on Form 10-K/A for the year ended January 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of The Sports Authority, Inc. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K/A. A signed original of this statement has been provided to The Sports Authority, Inc. and will be retained by The Sports Authority, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: April 14, 2005	/s/ JOHN DOUGLAS MORTON John Douglas Morton Chairman of the Board of Directors, Chief Executive Officer and President The Sports Authority, Inc.
Dated: April 14, 2005	/s/ THOMAS T. HENDRICKSON Thomas T. Hendrickson Vice Chairman, Chief Financial Officer, Chief Administrative Officer and Treasurer The Sports Authority, Inc.

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CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATION